PURCHASE AGREEMENT



                                     BETWEEN



                           MARINERS ISLAND CO-TENANCY



                                       AND



                              KEYNOTE SYSTEMS, INC.



                                 April 25, 2000


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                                TABLE OF CONTENTS
                                                               PAGE
1. Agreement of Sale..............................................1

2. Purchase Price.................................................2

3. Deposit........................................................2

   3.1. Deposit...................................................2

   3.2. Buyer's Default...........................................2

   3.3. Seller's Default..........................................3

4. Documents to be Delivered to Buyer.............................3

5. Title..........................................................4

6. Access.........................................................5

   6.1. Access....................................................5

   6.2. Requirements for Contractors and Inspectors...............6

   6.3. Indemnity.................................................6

   6.4. No Disclosure.............................................6

   6.5. Survival..................................................7

7. Due Diligence Period...........................................7

8. Acceptance of Property "As Is".................................7

9. Conditions to Closing.........................................10

   9.1. Buyer's Conditions to Closing............................10

   9.2. Seller's Conditions......................................10

10. Closing......................................................11

    10.1. Closing Date...........................................11

    10.2. Seller's Deposits Into Escrow..........................11

    10.3. Buyer's Deposits into Escrow...........................12
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    10.4. Prorations.............................................12

    10.5. Closing Costs..........................................13

    10.6. Closing................................................13

    10.7. Possession.............................................14

11. Representations and Warranties...............................14

    11.1. Representations and Warranties of Seller...............14

    11.2. Material Changes; Survival.............................15

    11.3. Representations and Warranties of Buyer................15

12. Risk of Loss; Insurance Proceeds; Condemnation...............16

    12.1. Insurance..............................................16

    12.2. Damage or Destruction..................................16

    12.3. Eminent Domain.........................................17

13. Seller's Covenants During Contract Period....................17

    13.1. Operation and Management of the Property...............17

    13.2. Franklin Lease.........................................17

14. Assignment...................................................18

15. Indemnification..............................................18

16. Miscellaneous................................................18

    16.1. Notice.................................................18

    16.2. Headings...............................................20

    16.3. Covenant of Further Assurances.........................20

    16.4. Entire Agreement.......................................20

    16.5. Partial Invalidity.....................................20

    16.6. No Waiver..............................................20
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    16.7. Attorneys' Fees........................................20

    16.8 Brokers and Finders.....................................21

    16.9. Time of the Essence....................................21

    16.10. Governing Law; Forum..................................21

    16.11. Interpretation........................................21

    16.12. Exchange Transaction..................................21

    16.13. IRS Form 1099-S Designation...........................22

    16.14. Third Party Beneficiaries.............................22

    16.15. Compliance With Laws..................................22

    16.16. Limitation on Seller's Liability......................22

    16.17. Counterparts..........................................23

    16.18. Exhibits..............................................23

    16.19. Authority.............................................23


LIST OF EXHIBITS

Exhibit A      Property  Description
Exhibit B      Tangible  Personal Property
Exhibit C      Tenant  Estoppel  Letter
Exhibit D      Bill of Sale
Exhibit E      Assignment  of Leases
Exhibit F      Assignment  of  Service  Contracts
Exhibit G      Non-Foreign Certificate (FIRPTA)
Exhibit H      Notice to Tenants
Exhibit I      List of Leases


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                               PURCHASE AGREEMENT

      THIS  AGREEMENT  is  entered  into  as of  the  25th  day of  April,  2000
("CONTRACT DATE"), by and between FRANKLIN RESOURCES, INC., a Delaware corporation (as to an undivided 60.00% interest in the Property, as defined below), WILLIAM WILSON III, a married man (as to an undivided 19.35% interest in the Property), DAVID R. WORD, a married man (as to an undivided 15.15% interest in the Property), PETER A. NOSSARDI, a married man (as to an undivided 0.75% interest in the Property), JILL M. BENITEZ, a married woman (as to an undivided 0.75% interest in the Property), HOWARD E. WOLF, a married man (as to an undivided 1.00% interest in the Property), JOHN J. HAMILTON III, a married man (as to an undivided 1.00% interest in the Property), THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (as to an undivided 1.00% interest in the Property), and SAN FRANCISCO MUSEUM OF MODERN ART, a California non-profit corporation (as to an undivided 1.00% interest in the Property) (each individually and collectively, "SELLER"), and KEYNOTE SYSTEMS, INC., a Delaware corporation ("BUYER").

                                    RECITALS

      Seller owns and is offering for sale the land and improvements commonly known as 777 Mariners Island Boulevard in San Mateo, California, and more completely described below. Buyer has offered to buy the property, and the parties are entering into this Agreement to set forth the terms and conditions of the sale to Buyer.

      NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

      1. AGREEMENT OF SALE. Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller that certain real property (the "LAND") described in attached EXHIBIT A, together with the following, which together with the Land shall be termed the "PROPERTY" herein:

           a. the office building and any and all fixtures, parking areas, landscaping and other improvements located upon the Land (collectively, the "IMPROVEMENTS");

           b. all machinery, equipment, and other tangible personal property owned by Seller and identified on EXHIBIT B (collectively, the "TANGIBLE PERSONAL PROPERTY");

           c. all right, title and interest of Seller, if any, in and to any intangible personal property owned, collectively, by all of the individuals and entities that comprise Seller or in which all of such entities and individuals otherwise have an interest, and used exclusively in connection with, or relating solely to, the Property (collectively, the "INTANGIBLE PERSONAL PROPERTY"), including, to the extent assignable (i) all certificate(s) of occupancy, building or equipment permits, consents, authorizations, variances, waivers, licenses, permits, certificates and approvals from any governmental or quasi-governmental authority with respect to the Land or the Improvements
(collectively the "APPROVALS"), (ii) and all warranties, representations, guaranties, and miscellaneous rights relating to the ownership, development, use

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and operation of the Land and Improvements  (the  "WARRANTIES"),  and all claims and causes of action in which all of the individuals and entities comprising Seller have an interest and that arise from Seller's ownership of the Property; and

           d. All right, title and interest of Seller, as landlord, in and to the Leases and all right, title and interest of Seller in and to the Service Contracts (as such terms are hereinafter defined);

           e. all easements, rights of way, privileges,licenses, appurtenances and other rights and benefits of Seller belonging to or related to the Land; and

           f. all architectural, mechanical, engineering, as-built and other plans, specifications and drawings in Seller's possession or control (the "PLANS"), all surveys and all soil, environmental, engineering, or other reports or studies in Seller's possession or control (the "REPORTS").

      2. PURCHASE PRICE. The purchase price for the Property is EIGHTY MILLION DOLLARS ($80,000,000) ("PURCHASE PRICE") and shall be paid in cash by Buyer at the Closing (as defined in Section 10.1 below).

      3.   DEPOSIT AND DEFAULTS.

           3.1 DEPOSIT. Within one (1) business day after the Contract Date, Buyer shall deposit in escrow with First American Title Company, 1737 N. First St., Ste. 100, San Jose, CA 95112, Attention: Peg Larkin, Escrow Officer (the "TITLE COMPANY") the sum, in immediately available funds, of FIVE HUNDRED THOUSAND DOLLARS ($500,000) (the "INITIAL DEPOSIT"). In addition, if Buyer accepts the condition of the Property and desires to proceed to Closing as set forth in Section 7 below, it shall deliver to Title Company, no later than the expiration of the Due Diligence Period (as defined in Section 7), an additional SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) in immediately available funds (the "SECOND DEPOSIT"). The term "DEPOSIT" shall mean the Initial Deposit, as increased by the Second Deposit, if applicable, together with all interest earned thereon. The Deposit shall be held in an interest bearing account for the account of Buyer and shall be disbursed in accordance with the terms of this Agreement. In the event the sale of the Property is consummated, the Deposit shall be applied to the Purchase Price. If Buyer elects to terminate this Agreement pursuant to its terms, prior to the end of the Due Diligence Period (as defined in Section 7), or if this transaction fails to close based solely on Seller's default of its obligations hereunder, the Deposit shall be returned to Buyer.

           3.2 BUYER'S FAILURE TO CLOSE. IF BUYER DOES NOT ELECT TO TERMINATE THIS AGREEMENT PURSUANT TO ITS TERMS, BUT BUYER FAILS TO CONSUMMATE THIS TRANSACTION ON THE SCHEDULED CLOSING DATE (AS DEFINED IN SECTION 10.1) ON
ACCOUNT OF BUYER'S DEFAULT, SELLER SHALL BE ENTITLED TO THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S DAMAGES, IN THE EVENT

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OF A FAILURE  BY BUYER TO  CONSUMMATE  THIS  TRANSACTION  ON  ACCOUNT OF BUYER'S
DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF
SELLER'S DAMAGES IN THE EVENT OF A FAILURE BY BUYER TO CONSUMMATE THIS TRANSACTION ON ACCOUNT OF BUYER'S DEFAULT. THE PARTIES AGREE THAT THE DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369 BUT SHALL BE TREATED AS LIQUIDATED DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

      Seller: _______________             Buyer: _______________

           3.3 SELLER'S DEFAULT. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement, then Buyer may, as its sole and exclusive remedy hereunder and at Buyer's option, either (a) terminate this Agreement, in which event the Deposit shall be returned to Buyer, this Agreement shall be null and void, and neither party shall have any rights or obligations under this
Agreement, except such rights and obligations as expressly survive the termination of this Agreement, or (b) provided an action is filed within thirty
(30) days after the scheduled Closing Date, seek specific performance of this Agreement, but not any damages (whether actual, direct, indirect, consequential, compensatory, punitive or otherwise). Buyer's failure to seek specific performance as aforesaid shall constitute its election to proceed under clause
(a) above.

      4. DOCUMENTS TO BE DELIVERED TO BUYER. During the Due Diligence Period, Seller shall provide Buyer with access at its offices at 1400 Fashion Island Boulevard, Suite 305, San Mateo, California 94404, during regular business hours, to all information concerning the Property in Seller's possession, including the items listed below but excluding the Excluded Documents (as defined below). To the extent Buyer requests from Seller a specific document (excluding any Excluded Documents) that is not in Seller's possession but is reasonably accessible to Seller, Seller shall make commercially reasonable efforts to obtain such document, provided that such reasonable efforts shall not require Seller to incur more than nominal expenses.

           a. SURVEY. Any surveys of the Land in Seller's possession, but Seller shall not be obligated to have a survey prepared.

           b. LEASES. Copies of all existing leases covering any portion of the Property, any guarantees thereof, and all amendments thereto (the "LEASES"), together with documents relating to the Leases that are in Seller's possession.

           c. TENANT ESTOPPELS. An estoppel certificate, in the form of attached EXHIBIT C from Franklin Resources, Inc., a Delaware corporation ("FRANKLIN"), only. Buyer acknowledges and agrees that it shall not receive estoppels from any of the other tenants of the Property.

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           d.   PROPERTY DOCUMENTS. Reports, Approvals and Plans in Seller's
possession.

           e. SERVICE CONTRACTS. Copies of all service, maintenance, management and other contracts and agreements related to the operation and management of the Property that will remain in effect after the Closing. All such agreements and contracts shall be assumed by Buyer at Closing and are hereinafter are referred to as the "SERVICE CONTRACTS."

           f. OPERATING DOCUMENTS. Copies of the real and personal property tax bills and a statement of income and expenses for the Property for the last 12 months.

      Notwithstanding anything in this Section 4 or Section 6 to the contrary, Seller shall have no obligation to make available to Buyer, and Buyer shall have no right to inspect or make copies of, any Excluded Documents. As used herein, "EXCLUDED DOCUMENTS" shall mean any documents involving Seller's financing or refinancing of the Property, any purchase and escrow agreements and correspondence pertaining to Seller's acquisition of the Property (other than documents pertaining to the physical or environmental condition of the Premises), any documents pertaining to the potential acquisition of the Property by any past or prospective purchasers (other than documents relating to the physical or environmental condition of the Premises), any documents in Franklin's possession that relate to Franklin as a tenant and occupant of the Property or that relate to Franklin's business operations at the Property, any third-party purchase inquiries and correspondence, appraisals or economic evaluations of the Property, Seller's organizational documents and records, any internal budgets, financial projections or reports prepared by Seller or its advisors, managers, attorneys, accountants or consultants, exclusively for Seller or any of its constituent partners or members, and any documents or materials that are subject to the attorney/client privilege or that are the subject of a third-party written confidentiality obligation.

      5. TITLE. Buyer acknowledges and agrees that it has received and reviewed that certain Preliminary Report, Order No. 454976-TD, dated as of March 16, 2000, prepared by the Title Company for the Property (the "PRELIMINARY REPORT"). Buyer may also, at its sole cost and expense, during the Due Diligence Period, obtain an ALTA land survey of the Property. The Preliminary Report and any survey obtained by Buyer are referred to herein as the "TITLE EVIDENCE." Buyer and Seller agree that Seller shall have no obligation to cure any exceptions to title to the Property other than exceptions 14, 17, 18, 19, 20, 21, 22, 23, 24, 25, 27, 28, 29, 30, 31, 32, 33 and 34 (the "DISAPPROVED EXCEPTIONS") (provided, however, notwithstanding the foregoing, that Seller shall not be obligated to remove any exception relating to the Leases), the removal of monetary liens (excluding public liens, such as taxes and special assessments) placed on the Property by Seller, the payment (by way of proration at Closing) of real property taxes and assessments that accrue prior to Closing and the execution of the Title Company's standard owner's affidavit with respect to parties in possession and work done at the Property during Seller's period of ownership (collectively, "SELLER'S TITLE OBLIGATIONS"). Exceptions to title that Buyer causes to appear of record, the exceptions shown in the Preliminary Report (excluding the Disapproved Exceptions) and exceptions for the Leases are referred to collectively herein as the "APPROVED EXCEPTIONS." During the Due

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Diligence  Period,  Buyer shall obtain from the Title Company a commitment  (the
"COMMITMENT"),   subject  only  to  Seller's   performance   of  Seller's  Title
Obligations and the consummation of the transaction contemplated under this Agreement, to issue at Closing an owner's policy of title insurance in a form acceptable to Buyer insuring that fee title in the Property is vested in Buyer, subject only to the Approved Exceptions, with such endorsements as may reasonably be requested by Buyer (the "TITLE POLICY"). On or before the expiration of the Due Diligence Period, Buyer shall deliver to Seller a copy of the Commitment together with a certificate (the "CERTIFICATE"), executed by Buyer, certifying that Buyer has approved the form of the Title Policy reflected in the Commitment, including all of the Approved Exceptions. If Buyer fails to deliver the Commitment and Certificate prior to the expiration of the Due Diligence Period, all matters evidenced by the Title Evidence (other than matters that are required to be removed as part of Seller's Title Obligations) and any matters that Buyer causes to appear of record at or prior to Closing shall be deemed "Approved Exceptions." If after delivery of the Commitment to Seller and prior to Closing, the Title Company notifies Buyer of the existence of a material exception to title to the Property that has first appeared of record after the date of the Commitment and prior to Closing that was not the result of any action by Buyer or Seller and is not required to be removed as part of Seller's Title Obligations, Buyer shall be entitled, as its sole remedy on account of the existence of such exception, to terminate this Agreement prior to Closing, whereupon the Deposit shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except such rights and obligations as expressly survive the termination of this Agreement. In all other events, such exception shall be deemed a "Permitted Exception" and this Agreement shall remain in full force and effect. For purposes of this Section 5, exceptions to title shall be deemed "material" if, in the aggregate, such exceptions would either require an expenditure in excess of $1,000,000 to remove or would prompt a commercially reasonable buyer to request a reduction in excess of $1,000,000 in the Purchase Price.

      6.   DUE DILIGENCE INVESTIGATIONS.

           6.1 ACCESS. During the Due Diligence Period, Seller shall afford Buyer and authorized representatives of Buyer reasonable access, at normal business hours, to the Property to enable Buyer to perform its inspections and investigations with respect to the Property. Notwithstanding anything to the contrary contained herein: (a) Buyer's right of inspection pursuant to this
Section 6.1 shall cause as little disruption as reasonably possible to the operation of the Property and the operation of the tenant's businesses at the Property; (b) no inspection shall be undertaken without reasonable prior notice (oral or written) to Seller of not less than twenty-four (24) hours; (c) Seller shall have the right to be present at any or all inspections; (d) no entry, inspection or investigation of the Property shall (i) involve the taking of samples or other physically invasive procedures without the prior written consent of Seller; (ii) damage any part of the Property or any personal property owned or held by Seller, any tenant or any other third party; or (iii) injure or otherwise cause bodily harm to any person; (e) Buyer shall promptly pay when due the costs of all tests, investigations, studies and examinations done with regard to the Property; (f) Buyer shall not permit any liens to attach to the Property by reason of the exercise of Buyer's rights hereunder; (g) neither Buyer nor its agents or representatives shall contact any tenants, other than

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Franklin,  without the prior consent of Seller,  which shall not be unreasonably withheld or delayed; and (h) Buyer shall, at its sole cost, fully repair any damage caused by its inspections, tests or studies at the Property and restore the Property to its condition as it existed prior to any of Buyer's inspections, tests or studies. To the maximum extent possible, Buyer shall take steps to insure that its repairs do not interfere with any tenant's or Seller's operations at the Property.

           6.2 REQUIREMENTS FOR CONTRACTORS AND INSPECTORS. The persons or entities performing Buyer's RS inspections shall be properly licensed and qualified and shall have obtained all appropriate permits for performing relevant tests on the Property and shall have delivered to Seller, prior to entering or performing any tests on the Property, evidence of proper and adequate insurance reasonably satisfactory to Seller, with at least Three Million Dollars ($3,000,000.00) combined, single-limit, comprehensive general liability coverage.

           6.3 INDEMNITY. Buyer shall indemnify, protect, defend and hold harmless Seller and its members, affiliates, officers, employees and agents, and each of them, from and against any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever, including attorneys' fees and defense costs (collectively, "CLAIMS") arising out of or resulting from Buyer's inspection of or entry on the Property as provided for in this Section 6; provided, however, that in no event shall Buyer be liable for any damages, including any perceived loss of economic value in the Property, resulting solely from Buyer's discovery of a pre-existing condition affecting the Property.

           6.4 NO DISCLOSURE. Buyer acknowledges and agrees that all of the materials (collectively, the "MATERIALS") that Seller makes available to Buyer in connection with Buyer's due diligence investigations of the Property are, or may be, proprietary and confidential in nature and have been or will be made available to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Buyer agrees not to disclose the Materials or any of the provisions, terms or conditions of the Materials, or any analyses, compilations, studies or other documents or records prepared by or on behalf of Buyer from the Materials or otherwise with respect to the Property, or any other reports of Buyer (collectively, the "PROPRIETARY INFORMATION"), to any party outside of Buyer's organization except (a) as necessary to the Broker (as defined in Section 16.8, below) and to Buyer's attorneys, accountants, lenders, prospective lenders, investors and/or prospective investors and consultants or contractors engaged to investigate, inspect or analyze the Property (collectively, the "PERMITTED OUTSIDE PARTIES"), (b) to the Title Company, or
(c) as may be required by law or court order. Buyer further agrees to notify all Permitted Outside Parties that the Proprietary Information is to be kept confidential and not disclosed to third parties and Buyer agrees to use Buyer's best efforts to cause all Permitted Outside Parties to comply with the provisions of this Section 6.4. Without limiting the foregoing, Buyer agrees not to use any of the Proprietary Information for any purpose other than to determine whether to proceed with the contemplated purchase or, if the Closing occurs, for the development, operation and ownership of the Property following the Closing. In permitting Buyer and the Permitted Outside Parties to review the

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

Materials to assist Buyer, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third-party benefits or relationships of any kind, either expressed or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Buyer. If the Closing fails to occur for any reason, other than Seller's breach of its obligations under this Agreement, Buyer shall promptly deliver, upon request of Seller, all of the Proprietary Information, including the Materials, to Seller, provided, however, that to the extent any of the Proprietary Information is comprised of materials that Seller has delivered to Buyer which are either originals or materials of which Seller does not have a duplicate copy, Buyer shall promptly deliver, upon request of Seller, all such Proprietary Information to Seller even if the Closing fails to occur as a result of Seller's breach of its obligations under this Agreement.

           6.5 SURVIVAL. All of Buyer's obligations under this Article 6 shall survive the Closing or termination of this Agreement for any cause.

      7. DUE DILIGENCE PERIOD. Buyer shall have until 5:00 p.m., California time, on the first business day thirty (30) days after the Contract Date (the "DUE DILIGENCE PERIOD") to inspect and investigate the Property, including roof, plumbing, soils, electrical, sprinkler, water, sewer, mechanical, engineering, heating, air conditioning and life safety systems, structural integrity of the Improvements, measurement of the square footage of the Land and Improvements, legal status and requirements pertaining to the Property (including building codes, zoning, environmental, public health and fire safety laws), hazardous substance inspections including preparation of an environmental assessment, geologic stability, status of leases and contracts affecting the Property, suitability of the Property for Buyer's purposes and all other matters of significance to Buyer. Buyer shall, at no additional cost to Seller, provide Seller, as and when Buyer receives same, with a copy of all due diligence materials, reports, plans, surveys and inspections performed by or on behalf of Buyer, which obligation shall survive termination of this Agreement. Buyer shall order and pay for all costs and expenses with respect to such inspections and investigations. If Buyer determines in its sole and absolute discretion that the Property is acceptable and suitable for its purposes and prior to the expiration of the Due Diligence Period (a) delivers written notice (the "APPROVAL NOTICE") to Seller of such decision, and (b) delivers to Title Company the Second Deposit, as required under Section 3, above, this Agreement shall remain in full force and effect, Buyer shall have no further right to terminate this Agreement, except as expressly provided to the contrary in this Agreement, and the parties shall proceed to complete the Closing in accordance with the terms of this Agreement. In all other events (including, if the Approval Notice seeks to qualify or modify any of the terms or provisions of this Agreement, including
Section 8, below), this Agreement shall terminate effective as of the expiration of the Due Diligence Period, the Deposit shall be returned to Buyer, and neither party shall have any further rights or obligations under this Agreement, except for such rights and obligations that expressly survive the termination of this Agreement.

      8.  ACCEPTANCE  OF PROPERTY  "AS IS".  ACKNOWLEDGING  THE PRIOR USE OF THE
PROPERTY AND BUYER'S OPPORTUNITY TO INSPECT THE PROPERTY, BUYER AGREES TO TAKE THE PROPERTY "AS IS" WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS ("DISCLOSURES") PROVIDED OR MADE TO

BUYER OR ITS CONSTITUENTS BY SELLER, ITS AGENTS, REPRESENTATIVES OR EMPLOYEES CONCERNING THE ENVIRONMENTAL CONDITION OF THE PROPERTY SHALL NOT CONSTITUTE REPRESENTATIONS OR WARRANTIES. BUYER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, BUYER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. ACCORDINGLY, BUYER'S DELIVERY OF THE APPROVAL NOTICE PURSUANT TO THE PROVISIONS OF SECTION 7 (DUE DILIGENCE PERIOD) ABOVE, SHALL CONSTITUTE BUYER'S ACKNOWLEDGMENT AND AGREEMENT TO THE FOLLOWING: (i) BUYER HAS REVIEWED, EVALUATED AND VERIFIED THE DISCLOSURES AND HAS CONDUCTED ALL INSPECTIONS, INVESTIGATIONS, TESTS, ANALYSES, APPRAISALS AND EVALUATIONS OF THE PROPERTY (INCLUDING FOR TOXIC OR HAZARDOUS MATERIALS, SUBSTANCES OR WASTES (DEFINED AND REGULATED AS SUCH PURSUANT TO SECTIONS 25316 AND 25501 OF THE CALIFORNIA HEALTH & SAFETY CODE, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OR ANY SIMILAR LAWS AND ALL REGULATIONS ISSUED THEREUNDER)) AS IT CONSIDERS NECESSARY OR APPROPRIATE TO SATISFY ITSELF FULLY WITH RESPECT TO THE CONDITION AND ACCEPTABILITY OF THE PROPERTY (ALL OF SUCH INSPECTIONS, INVESTIGATIONS AND REPORTS BEING HEREIN COLLECTIVELY CALLED THE "INVESTIGATIONS"); (ii) SELLER HAS PERMITTED BUYER ACCESS TO THE PROPERTY; AND
(iii) BUYER HAS COMPLETED ITS DUE DILIGENCE WITH RESPECT TO THE PROPERTY AND THE DISCLOSURES TO ITS SATISFACTION, IS THOROUGHLY FAMILIAR WITH THE PHYSICAL CONDITION OF THE PROPERTY, AND IS ACQUIRING THE PROPERTY BASED EXCLUSIVELY UPON
(X) ITS OWN INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY AND THE DISCLOSURES AND (Y) SELLER'S REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER SHALL FURTHER BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED THAT (A) SELLER, BY MAKING THE DISCLOSURES AND PERMITTING BUYER TO PERFORM THE INVESTIGATIONS, HAS FULLY COMPLIED WITH ALL DISCLOSURE REQUIREMENTS UNDER LOCAL, STATE AND FEDERAL LAWS,
INCLUDING THE REQUIREMENTS OF SECTIONS 25359.7 AND 25915, ET SEQ., OF THE CALIFORNIA HEALTH & SAFETY CODE (COLLECTIVELY, THE "DISCLOSURE LAWS"), AND (B) BUYER'S RIGHTS AND REMEDIES WITH RESPECT TO THE PROPERTY SHALL BE LIMITED TO THE RIGHTS AND REMEDIES (INCLUDING ALL CONDITIONS AND LIMITATIONS PLACED THEREON) EXPRESSLY SET FORTH IN THIS AGREEMENT, AND BUYER HEREBY WAIVES ALL RIGHTS AND REMEDIES THAT MIGHT OTHERWISE BE AVAILABLE TO BUYER UNDER THE DISCLOSURE LAWS.

           FURTHER, BUYER'S DELIVERY OF THE APPROVAL NOTICE PURSUANT TO THE PROVISIONS OF SECTION 7 (DUE DILIGENCE PERIOD) ABOVE , SHALL CONSTITUTE BUYER'S ACKNOWLEDGMENT AND AGREEMENT TO THE PROVISIONS OF THIS SECTION 8 AND THAT, REGARDLESS OF THE CONTENT OF ANY OF THE DISCLOSURES OR ANY STATEMENTS THAT

SELLER, ITS AGENTS, EMPLOYEE, OFFICERS, CONTRACTORS, PARTNERS OR MEMBERS MAY HAVE MADE TO BUYER, ITS AGENTS, EMPLOYEE, OFFICERS, CONTRACTORS, PARTNERS OR MEMBERS PRIOR TO OR DURING THE DUE DILIGENCE PERIOD, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (1) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (2) THE INCOME TO BE DERIVED FROM THE PROPERTY; (3) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES THAT BUYER MAY CONDUCT THEREON; (4) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (5) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (6) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 11.1 OF THIS AGREEMENT, ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND BUYER SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. BUYER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR
CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER (COLLECTIVELY OR INDIVIDUALLY) OR ITS RELATED ENTITIES, AND ITS AND THEIR MEMBERS, MANAGERS, PARTNERS, DIRECTORS, OFFICERS, SHAREHOLDERS, TRUSTEES, BENEFICIARIES, AGENTS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, HEIRS AND ASSIGNS (COLLECTIVELY, "SELLER AND ITS AFFILIATES") BASED ON, (x) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED; (y) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (z) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, IN, UNDER, OR IN THE VICINITY OF THE PROPERTY. EXCEPT WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY BREACH OF COVENANTS, REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT OR THE DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, BUYER, ON BEHALF OF ITSELF AND ITS PARTNERS, MEMBERS, MANAGERS, DIRECTORS,
OFFICERS, SHAREHOLDERS, TRUSTEES, BENEFICIARIES, AGENTS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, HEIRS AND ASSIGNS HEREBY RELEASES, SELLER AND ITS AFFILIATES, FROM ANY AND ALL CLAIMS OF ANY KIND WHATSOEVER, KNOWN OR UNKNOWN,

WITH RESPECT TO ANY ASPECT OF THE PROPERTY, INCLUDING THE FOREGOING MATTERS, AND SPECIFICALLY WAIVES WITH RESPECT TO ALL SUCH MATTERS THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 , AND ANY COMPARABLE LAW APPLICABLE IN THE STATE WHERE THE PROPERTY IS LOCATED, REGARDING THE MATTERS COVERED BY A GENERAL RELEASE, WHICH PROVIDES AS FOLLOWS:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE
      RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

BUYER AND SELLER REPRESENT AND ACKNOWLEDGE THAT THIS SECTION 8 WAS EXPLICITLY NEGOTIATED AND BARGAINED FOR AS A MATERIAL PART OF BUYER'S CONSIDERATION BEING PAID. Terms appearing in this Section 8 in all capital letters that have been defined elsewhere in this Agreement shall have the meanings set forth in such definitions.

9.    CONDITIONS TO CLOSING.

           9.1. BUYER'S CONDITIONS TO CLOSING. Buyer's obligation to purchase the Property is conditioned upon the satisfaction of each of the following conditions each of which is for the exclusive benefit of Buyer. Buyer may, at any time or times before the Closing, waive one or more of the following conditions, without affecting its rights and remedies with respect to the remaining conditions.

                9.1.1 Seller's performance of all its obligations hereunder, and the truth, completeness and accuracy, in all material respects, of each representation and warranty made by Seller as of the Contract Date and the Closing.

                9.1.2 The issuance at Closing of the Title Policy, subject only to the Approved Exceptions.

           9.2. SELLER'S CONDITIONS. Seller's obligation to sell the Property is conditioned upon the satisfaction of each of the following conditions, each of which is for the exclusive benefit of Seller. Seller may, at any time before the Closing, waive one or more of the following conditions, without affecting its right, and remedies with respect to the remaining conditions:

                9.2.1 The performance by Buyer of all its obligations hereunder, and the truth, completeness and accuracy, in all material respects, of each representation and warranty made by Buyer as of the Contract Date and the Closing.

      10.  CLOSING.

           10.1.CLOSING DATE. The consummation of the purchase and sale of the Property (the "CLOSING") shall be held at the offices of the Title Company on the first business day falling thirty (30) days after the end of the Due Diligence Period, or earlier as Buyer may elect, or later if agreed to in writing by Buyer and Seller (the "CLOSING DATE."). Buyer may elect to extend the Closing Date by up to an additional thirty (30) days, by delivering written notice of such extension at least five (5) business days prior to the Closing Date, for the purposes of arranging a synthetic lease financing, provided that in no event shall such financing (or any other financing) be a condition to Closing.

           10.2.SELLER'S DEPOSITS INTO ESCROW. Seller shall deposit the following documents and items into escrow:

                a. a duly executed and acknowledged grant deed conveying the Land and Improvements to Buyer, subject to all matters of record as of the Closing;

                b. a duly executed bill of sale, in the form of attached EXHIBIT D, transferring the Tangible Personal Property to Buyer;

                c. a duly executed assignment of leases, in the form of attached EXHIBIT E, assigning to Buyer all of Seller's interest as lessor under the Leases;

                d.   the duly executed tenant estoppel certificate described in
Section 4.d. above;

                e. a duly executed assignment, in the form of attached EXHIBIT F, assigning to Buyer all of Seller's interest in the Service Contracts and, to the extent assignable, Seller's interest in the Intangible Personal Property, Plans and Reports;

                f. originals of all Leases (including lease guarantees), Service Contracts, Warranties, and originals or copies of all Plans, Reports, and Approvals, to the extent the same are in Seller's possession or control;

                g. an affidavit in the form of attached Exhibit G stating that Seller is not a "foreign person" under IRC Section 1445(f)(3).

                h.   a duly executed California non-foreign person affidavit;

                i. tenant notice letters for all tenants at the Property informing them of the sale of the Property and assignment of the Leases to Buyer, in the form of attached EXHIBIT H;

                j.   Seller's share of the closing costs as described in Section
10.5 below or instructions to Title Company to deduct same from the Purchase Price;

                k. cash equal to the amount of all refundable tenant security deposits or instructions to Title Company to deduct same from the Purchase Price; and

                l. such other documents as may reasonably be required by the Title Company to complete the Closing.

           10.3. BUYER'S DEPOSITS INTO ESCROW. Buyer shall deposit the following into escrow:

                a.   the balance of the Purchase Price;

                b. a duly executed assignment of leases, in the form of attached EXHIBIT E, which shall also be signed by Seller as provided in Section 10.2.c above;

                c. a duly executed assignment, in the form of attached EXHIBIT F, which shall also be signed by Seller as provided in Section 10.2.e above;

                d.   Buyer's share of the closing costs as described in Section
10.5. below; and

                e. such other documents as may reasonably be required by the Title Company to complete the Closing.

           10.4. PRORATIONS. All rents and other sources of income and all expenses for the Property will be prorated on the Closing Date (based on actual days of the month and a 365 day year) and the Purchase Price will be adjusted on the following basis:

                a. ACCOUNTS RECEIVABLE. All rents receivable under the Leases attributable to the period prior to the Closing Date will be paid to or retained by Seller. Rents attributable to the period beginning on the Closing Date and thereafter will be paid to Buyer. Buyer will promptly pay over to Seller any rents received by Buyer after the Closing attributable to the period prior to the Closing Date (determined on the basis of applying rents received to the most recently accrued rent first).

                b. ACCOUNTS PAYABLE. All sums due for accounts payable that were owing or accrued by the Property for any period prior to the Closing will be paid by Seller. Buyer will furnish to Seller for payment any bills received after the Closing that apply to any period prior to the Closing with respect to such accounts, agreements and contracts. Payments due under any Service Contracts shall be prorated as of the Closing Date, and Buyer shall be liable for all payments accruing thereunder after the Closing.

                c. PROPERTY TAXES. All real and personal property ad valorem taxes and special assessments, if any, will be prorated to the Closing Date, based on the latest available tax rate and assessed valuation. With respect to any property tax appeal or reassessment filed by Seller for tax years (or portions thereof) prior to the Closing, Seller shall be entitled to the full amount of any refund or rebate resulting therefrom applicable to the period before the Closing Date, except to the extent such amounts are payable to, or otherwise accrue to the benefit of, the tenants pursuant to the Leases.

                d. UTILITY CHARGES. All utility (including electricity, gas, water, sewer and telephone) charges will be prorated to the Closing Date. All utility security deposits, if any, will be retained by Seller.

                e. POST-CLOSING. If the amount of any proration cannot be determined at the Closing, the adjustments will be made between the parties as soon after Closing as possible.

           10.5. CLOSING COSTS. The Closing costs for this transaction shall be paid as follows:

                a. Seller shall pay (i) the premium for a standard CLTA title insurance policy; (ii) all San Mateo County transfer and sales taxes; (iii) one-half of any escrow fees; (iv) the prepayment fees, if any, required in connection with the discharge of the indebtedness currently secured by a first-priority mortgage lien on the Property; and (v) all other costs and expenses allocated to Seller pursuant to this Agreement.

                b. Buyer shall pay (i) the cost of any endorsements to the Title Policy, and the increased costs of an ALTA policy, if chosen by Buyer; (ii) all recording fees; (iii) one-half of any escrow fees; (iv) all City of San Mateo transfer taxes; (v) any and all commissions due the Broker (as defined in Section 16.8, below); and (vi) all other costs and expenses allocated to Buyer pursuant to this Agreement.

           10.6. CLOSING. Pursuant to Section 10.1 above, Title Company shall close the escrow for this transaction when it is in a position to issue the Title Policy and has received from Seller and Buyer the items required of each in Sections 10.2 and 10.3 above. Title Company shall close escrow by doing the following:

                a. Recording the grant deed in the Official Records of the San Mateo County Recorder;

                b. Delivering to Seller the amount due Seller as shown on the Closing Statement, the original documents listed in Section 10.3 above, and a signed copy of the closing statement for the escrow consistent with this Agreement and satisfactory to Buyer and Seller (the "CLOSING STATEMENT"); and

                c. Delivering to Buyer the Title Policy, the original documents and items listed in Section 10.2 above, a signed copy of Buyer's Closing Statement, and any refund due Buyer.

           10.7.POSSESSION. Seller shall deliver possession of the Property to Buyer on the Closing Date.

      11.  REPRESENTATIONS AND WARRANTIES.

           11.1. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Buyer, which representations and warranties shall survive the Closing for a period of twelve
(12) months (it being understood that so long as Buyer has filed a lawsuit specifically alleging breach of any such representation or warranty within said twelve (12) month period, any claim arising therefrom shall survive said twelve
(12) month period throughout the pendency of said lawsuit) and all of which (i) are material and are being relied upon by Buyer, and (ii) are true, complete and accurate, in all material respects, as of the date hereof and shall be true, complete and accurate, as modified by any Pre-Closing Disclosures (defined below), in all material respects, at the Closing Date. All references to the "knowledge of Seller", "Seller's knowledge" or similar terms in this Section
11.1 shall mean the actual, current knowledge of David R. Word, William Wilson III, and Michael McCulloch only, without duty of inquiry or investigation.

                a. All documents executed by Seller that are to be delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed, and delivered by Seller, and are, or at the Closing will be, legal, valid, and binding obligations of Seller, and do not, and at the time of Closing will not, violate any provision of any agreement to which Seller is a party or to which it is subject or any law, judgment or order applicable to Seller.

                b.   Seller is not a "foreign person" within the meaning of IRC
Section 1445(f)(3).

                c. No proceedings under any federal or state bankruptcy or insolvency laws have been commenced by or against Seller that have not been terminated; no general assignment for the benefit of creditors has been made by Seller; and no trustee or receiver of Seller's property has been appointed.

                d.  Except  as  disclosed  in  writing  to  Buyer,  there  is no litigation or proceeding pending or, to Seller's knowledge, threatened, involving Seller or the Property that will adversely affect the Property or Seller's ability to consummate the transactions contemplated by this Agreement.

                e. Except as disclosed in writing to Buyer, Seller has not received any written notice of any claimed violation of any applicable rule, regulation, ordinance or government directive from any administrative or governmental authority.

                f. Seller has delivered to Buyer true, correct and complete copies of each of the Leases and Service Contracts. There are no material defaults currently existing under the Leases or Service Contracts. There are no written leases or written contracts that will affect the Property after Closing, other than the Leases, the Service Contracts and any matters of record. The Leases are the only leases affecting the Property and each of the Leases is identified on the attached EXHIBIT I. Seller has not assigned any of its rights or interests under the Leases, except as evidenced by the Disapproved Exceptions.

           11.2. PRE-CLOSING DISCLOSURE. As of Closing, Seller shall be deemed to remake and restate the representations set forth in Section 11.1, except that the representations shall be deemed modified by any fact, matter or circumstance disclosed to Buyer or discovered by Buyer prior to Closing that would make any of Seller's representations or warranties contained herein untrue, incomplete or incorrect in any respect (any such disclosure or discovery being referred to as a "PRE-CLOSING DISCLOSURE"). Seller shall promptly deliver written notice to Purchaser of any fact, matter or circumstance in Seller's Knowledge that would make any of Seller's representations or warranties contained herein materially untrue, incomplete or incorrect. Buyer acknowledges that Seller shall have no liability, obligation or responsibility with respect to any representation or warranty that was true and accurate when made by Seller upon the execution and delivery of this Agreement and that subsequently becomes untrue or inaccurate for any reason that is not a breach or default by Seller of the covenants made by Seller in Section 13 below (e.g., an untruth or inaccuracy due to the passage of time, litigation initiated against Seller by a third party, events occurring or Knowledge acquired by Seller after the date of this Agreement, etc.). Except as provided in the previous sentence, Buyer's sole remedy for any Pre-Closing Disclosure that is material shall be to terminate this Agreement prior to Closing, whereupon the Deposit shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except such rights and obligations as expressly survive the termination of this Agreement. In all other events, including if the Pre-Closing Disclosures are not material, Buyer shall have no right to terminate this Agreement, the representations and warranties of Seller shall be deemed modified by the each of the Pre-Closing Disclosures, and this Agreement shall remain in full force and effect. For purposes of this
Section 11.2, the Pre-Closing Disclosures shall be deemed "material" if, in the aggregate, it would either cost in excess of $1,000,000 to cure all of the Pre-Closing Disclosures or would prompt a commercially reasonable buyer to request a reduction in excess of $1,000,000 in the Purchase Price. Notwithstanding anything to the contrary contained herein, Buyer shall have no right to terminate this Agreement by reason of any untruth or inaccuracy in Seller's representations and warranties that is caused by an action that Seller is authorized or permitted to take under this Agreement. The provisions of this
Section 11.2 shall survive the Closing or termination of this Agreement for any cause.

           11.3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby makes the following representations and warranties to Seller, which representations and warranties shall survive the Closing and all of which (i) are material and are being relied upon by Seller, and (ii) are true, complete and accurate in all respects as of the date hereof and shall be true, complete and accurate as of the Closing Date:

                a. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware;

                b. This Agreement and all documents executed by Buyer that are to be delivered to Seller or the Title Company at the Closing are, or at the time of Closing will be, duly authorized, executed, and delivered by Buyer, and are, or at the Closing will be, legal, valid, and binding obligations of Buyer, and do not, and at the time of Closing will not, violate any provisions of any agreement to which Buyer is a party or to which it is subject or any law, judgment or order applicable to Buyer.

                c. No proceedings under any federal or state bankruptcy or insolvency laws have been commenced by or against Buyer that have not been terminated; no general assignment for the benefit of creditors has been made by Buyer; and no trustee or receiver of Buyer's property has been appointed.

      If Buyer assigns its rights under this Agreement  pursuant to the terms of
Section 14 below, such permitted assignee shall be required and deemed to have made all of the foregoing representations and warranties as of the date of assignment and the Closing Date, modified to apply to the assignee, including its form of enterprise and state of formation. All of Buyer's representations and warranties shall survive the Closing.

      12.  RISK OF LOSS; INSURANCE PROCEEDS; CONDEMNATION.

           12.1. INSURANCE. Seller agrees to maintain the insurance policy currently in effect with respect to the Property through the Closing Date, and upon Buyer's request, to provide Buyer evidence of such insurance. Seller shall promptly (and in any event prior to Closing) notify Buyer of any casualty causing damage to, or destruction of, the Improvements and Seller's estimate of the cost of repair.

           12.2.DAMAGE OR DESTRUCTION.

                a. In the event of any casualty causing damage to, or destruction of, the Improvements prior to the Closing Date that would cost $5,000,000 or less to repair, Buyer and Seller shall consummate this Agreement, and Seller's rights to the proceeds, if any, of insurance payable to Seller by reason of such damage or destruction shall be assigned to Buyer and Seller shall pay Buyer the amount of the deductible under such insurance policy or policies.

                b. In the event of damage or destruction of the Improvements prior to the Closing Date in an amount in excess of $5,000,000, either party may elect to terminate this Agreement upon written notice to the other party, in which event the Deposit shall be returned to Buyer. If neither party so elects to terminate within sixty (60) days after the casualty, the parties shall consummate this Agreement, with an adjournment in the Closing Date by sixty (60) days, or such shorter period as the parties may agree, in which event Seller shall assign to Buyer Seller's rights to insurance proceeds, if any, payable by reason of such damage or destruction and pay to Buyer the deductible under the applicable insurance policies.

           12.3.EMINENT DOMAIN. If, prior to the Closing, all of the Land and Improvements are taken by eminent domain, this Agreement shall be deemed canceled. If only part of the Land or Improvements are so taken and such taking
(a) requires the removal of any material portion of the office building located on the Land, (b) results in a loss of access to the Property that causes the Property to fail to comply with applicable laws or codes, or (c) results in a material and adverse loss of parking at the Property, Buyer shall have the option of (1) proceeding with the Closing and acquiring the Property as affected by such taking, together with an assignment from Seller of all compensation awarded to Seller on account of such taking or the right to receive same, or (2) canceling this Agreement, in which event the Deposit shall be returned to Buyer. If Buyer elects option (1) above, Seller agrees to assign to Buyer at the Closing its rights to such compensation and damages, and will not settle any proceedings relating to such taking without Buyer's prior written consent. Seller shall promptly (and in any event prior to the Closing) notify Buyer of any actual or threatened condemnation affecting the Property of which Seller has knowledge (as defined in Section 11.1).

      13.  SELLER'S COVENANTS DURING CONTRACT PERIOD.

           13.1. OPERATION AND MANAGEMENT OF THE PROPERTY. Between Seller's execution of this Agreement and the Closing, or earlier termination of this Agreement as provided for hereunder, Seller shall (i) maintain and operate the Property in accordance with Seller's current practices, provided that in no event shall Seller be obligated to make any capital repairs, replacements or improvements to any portion of the Property; (ii) not make any material physical changes to the Improvements; (iii) not enter into any contracts or agreements affecting the Property unless such contracts can be completed or terminated prior to the Closing or Buyer, in its sole discretion, agrees to assume such contract or agreement as of the Closing Date, in which case such contracts shall be included within the term "Service Contracts"; (iv) not enter into any new lease affecting the Property, extend the term of any Lease, or grant any extension options under any Lease; and (vi) during the Due Diligence Period, may offer the Property for sale publicly, but shall not negotiate the sale of the Property to or from any party, other than Buyer.

           13.2. FRANKLIN LEASE. Prior to the expiration of the Due Diligence Period, Seller shall negotiate an amendment to all of the Leases between Seller and Franklin, in a form acceptable to Franklin and Seller, whereby the expiration date of all of such the Leases shall be July 31, 2001, subject to Franklin's right to extend the term of each such Lease by up to four (4) additional thirty (30) day periods, by delivering written notice of such extension to Buyer, its successor or assign, prior to the then current expiration date, which right shall be exercisable to the extent deemed necessary by Franklin in the event the new campus to which Franklin intends to relocate is not ready for occupancy sufficiently in advance of the then current expiration date. Such amendment shall also include provisions that will require the landlord, including any successor landlord, under the Franklin Leases to (a) continue to manage and operate the Property in the manner in which it is operated as of the Contract Date, throughout the remaining term of the Franklin Leases, and (b) to retain Franklin as the property manager, under the terms of the management agreement currently in effect with respect to the Property. Seller shall deliver such form of amendment to Buyer prior to the expiration of the Due Diligence Period. Seller and Franklin shall execute such amendment prior to the Closing and shall deliver such amendment to Buyer at Closing as part of Seller's delivery of the Leases.

      14. ASSIGNMENT. Neither Buyer nor Seller shall assign its rights or delegate its obligations hereunder without the prior written consent of the other party, which consent may be withheld in such other party's sole discretion; provided, however, that Buyer shall be permitted to assign its rights and obligations under this Agreement to a third-party entity in connection with a synthetic lease financing, provided Seller is given written evidence, satisfactory to Seller, of such assignment, the existence and good standing of the assignee, and the necessity of such assignment as part of a synthetic lease financing; provided, further, however, that no such assignment shall operate to relieve Buyer of any of its obligations hereunder, Buyer and such assignee being jointly and severally liable for such obligations from and after such assignment, and that in no event shall such synthetic lease financing (or any other financing) or such assignment be a condition to Closing. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

      15. INDEMNIFICATION. Each party hereby agrees to indemnify, defend, protect and hold harmless the other party from and against any and all claims, demands, liabilities, costs and damages, including without limitation, reasonable attorneys' fees (collectively, "Claims"), resulting from any breach of any warranty or covenant expressly set forth in this Agreement. Each party further agrees to indemnify, defend, protect and hold harmless the other party from and against any Claims suffered by the other party and resulting from or arising out of all third-party tort claims and similar claims of the type that would typically be insured under a Commercial General Liability Insurance Policy that are based on actions, facts or circumstances existing or occurring during the indemnifying party's ownership of the Property, excluding any Claims related to hazardous substances. All of the indemnifications set forth in this Section 15 shall survive the Closing and conveyance of the Property to Buyer, except that the obligation to indemnify for breaches of representation or warranty shall survive only to the extent that a lawsuit is filed by Seller or Buyer with respect to such breach within one (1) year after the Closing Date.

      16.  MISCELLANEOUS.

           16.1. NOTICE. All notices and any other communications permitted or required under this Agreement must be in writing and will be effective (i) immediately upon delivery in person or by facsimile, provided delivery is made during regular business hours or receipt is acknowledged by a person reasonably believed by the delivering party to be employed by the recipient, or (ii) 24 hours after deposit with a commercial courier or delivery service for overnight delivery, provided delivery is made during regular business hours or receipt is acknowledged by a person reasonably believed by the delivering party to be employed by the recipient. The inability to deliver because of a changed address of which no notice was given, or rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party. All notices must be properly addressed and delivered to the parties at the addresses set forth below, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this Section:

           Seller:        David R. Word
                          430 Cowper Street, Suite 200
                          Palo Alto, California  94301
                          Telephone:  415-990-9292
                          Facsimile:  650-321-4049

           with copies to:Franklin Resources, Inc.
                          777 Mariners Island Boulevard
                          San Mateo, California  94403
                          Attn:  Michael McCulloch
                          Telephone:  650-312-5812
                          Facsimile:  650-312-5830

                          Farella Braun & Martel LLP
                          235 Montgomery Street
                          San Francisco, California  94104
                          Attn:  Anthony D. Ratner
                          Telephone:  415-954-4448
                          Facsimile:  415-954-4480

                          Greene Radovsky Maloney & Share LLP
                          Four Embarcadero Center
                          Suite 4000
                          San Francisco, CA  94111
                          Attn:  Thomas Feldstein
                          Telephone: 415-248-1517
                          Facsimile:  415-777-4961

           Buyer:         Keynote Systems, Inc.
                          2855 Campus Drive
                          San Mateo, California 94403
                          Attn:  John Flavio
                          Telephone:  650-522-1017
                          Facsimile:  650-522-1099
           with copy to:  Fenwick & West
                          Two Palo Alto Square
                          Palo Alto, California 94306
                          Attn:  Blakeney Stafford
                          Telephone:  650-494-0600
                          Facsimile:  650-494-1417

           16.2. HEADINGS. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof.

           16.3. COVENANT OF FURTHER ASSURANCES. The parties hereby agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Agreement, whether before or after Closing.

           16.4. ENTIRE AGREEMENT. This document represents the final, entire and complete agreement between the parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements, communications or representations, whether oral or written, express or implied, including that Letter of Intent dated March 31, 2000. The parties acknowledge and agree that they may not and are not relying on any representation, promise, inducement, or other statement, whether oral or written and by whomever made, that is not contained expressly in this Agreement. This Agreement may only be modified by a written instrument signed by representatives authorized to bind both parties. Oral modifications are unenforceable.

           16.5. PARTIAL INVALIDITY. If any term, covenant or condition of this Agreement or its application to any person or circumstances shall be held to be illegal, invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to other persons or circumstances shall not be affected, and each term hereof shall be legal, valid and enforceable to the fullest extent permitted by law, unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provision. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provisions with valid provisions that, in effect, will, from an economic viewpoint, most nearly and fairly approach the effect of the invalid provision and the intent of the parties in entering into this Agreement.

           16.6. NO WAIVER. No consent or waiver by either party to or of any breach or non-performance of any representation, condition, covenant or warranty shall be enforceable unless in a writing signed by the party entitled to enforce performance, and such signed consent or waiver shall not be construed as a consent to or waiver of any other breach or non-performance of the same or any other representation, condition, covenant, or warranty.

           16.7. ATTORNEYS' FEES. In the event of any dispute between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Agreement, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The "prevailing party" shall be determined based upon an assessment of which party's major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party's major arguments or positions on major disputed issues.

           16.8. BROKERS AND FINDERS. Neither party has had any contact or dealings regarding the Property, through any licensed real estate broker or other persons who can claim a right to a commission or finder's fee in connection with this transaction, except for BT Commercial, representing Buyer ("BROKER"). The parties agree that Buyer shall pay any and all brokerage commissions due Broker, upon consummation of the Closing. In the event that any other party claims a commission or finder's fee in this transaction, the party through whom the party makes its claim shall be responsible for said commission or fee and shall indemnify the other against all costs and expenses (including reasonable attorneys' fees) incurred in defending against the same. This indemnification obligation shall survive the Closing or termination of this Agreement.

           16.9. TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

           16.10. GOVERNING LAW; FORUM. This Agreement is entered into and shall be governed by and construed in accordance with the laws of the State of California (without giving effect to its choice of law principles). The parties agree that all suits or actions of any kind brought to interpret or enforce the terms of, or otherwise arising out of or relating to, this Agreement shall be filed and litigated solely in the state courts in San Mateo, California or federal courts in San Francisco, California. Each party hereby consents to the personal and subject matter jurisdiction of said courts.

           16.11. INTERPRETATION. All parties have been represented by counsel in the preparation and negotiation of this Agreement, and this Agreement shall be construed according to the fair meaning of its language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. Unless the context clearly requires otherwise, (i) the plural and singular numbers shall each be deemed to include the other; (ii) the masculine, feminine, and neuter genders shall each be deemed to include the others; (iii) "shall," "will," or "agrees" are mandatory, and "may" is permissive; (iv) "or" is not exclusive; (v) "includes" and "including" are not limiting; and (vi) "days" means calendar days unless specifically provided otherwise.

           16.12. EXCHANGE TRANSACTION. Buyer agrees upon the request of Seller to cooperate with Seller in closing all or part of this transaction as an exchange pursuant to Internal Revenue Code Section 1031, provided that:

                a. Buyer shall incur no additional expense or liability in connection therewith and shall not be required to hold title to any property other than the Property;

                b. Seller shall indemnify, protect, defend and hold Buyer harmless from any claims, demands, causes of action, judgments, expenses, costs and attorneys fees that result from Buyer's compliance with this paragraph, which obligation shall survive the Closing or termination of this Agreement; and

                c.   The Closing is not materially delayed by the exchange.

           16.13. IRS FORM 1099-S DESIGNATION. In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (i) to execute an IRS Form 1099-S Designation Agreement to designate the Title Company (the "DESIGNEE") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S and (ii) to provide the Designee with the information necessary to complete Form 1099-S.

           16.14. THIRD PARTY BENEFICIARIES. This Agreement has been made solely for the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement is intended to, or shall, confer upon any other person any benefits, rights or remedies under or by reason of this Agreement.

           16.15. COMPLIANCE WITH LAWS. Each party shall comply with all applicable laws, rules, regulations, orders, consents and permits in the performance of all of their obligations under this Agreement.

           16.16. LIMITATION ON SELLER'S LIABILITY. Notwithstanding anything to the contrary contained herein, if Closing shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) (collectively, the "CONTRACT LIABILITIES") shall not exceed Four Million Dollars
($4,000,000.00); provided that in no event shall Seller be liable for any Contract Liabilities unless the aggregate amount of such liabilities exceeds One Hundred Thousand Dollars ($100,000.00), in which event Seller shall be liable for the full amount of such Contract Liabilities up to the Four Million Dollar ($4,000,000.00) limitation set forth above. To the extent Seller is comprised of a corporation, partnership or other entity, no constituent partner or member in such corporation, partnership or other entity, nor any person, trust or entity that becomes a constituent partner or member in such corporation, partnership or other entity, nor any partner, member, manager, shareholder, director, officer, employee, beneficiary, trustee or agent of any of the foregoing, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the interest of Seller in the Property, including the proceeds from the sale thereof, for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Buyer acknowledges that Seller is comprised of various individuals and entities, whose respective percentage interests in the Property are as set forth in the introductory paragraph of this Agreement. Buyer agrees that the obligations of each of such individuals and entities with respect to the Property and this Agreement are several and not joint. Accordingly, each of such individuals and entities shall only be responsible for its proportionate share of the Contract Liabilities and the foregoing limitation on liability shall be applied proportionately to each of such individuals and entities. This Section 16.16 shall survive the Closing or termination of this Agreement.

           16.17. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission. All counterparts shall be deemed an original of this Agreement.

           16.18. EXHIBITS. All Recitals and Exhibits referred to in this Agreement are incorporated herein by reference and shall be deemed part of this Agreement.

           16.19. AUTHORITY. The individuals executing this Agreement on behalf of Seller and Buyer individually represent and warrant that he or she has been authorized to do so and has the power to bind each of the parties for whom he or she is signing.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Contract Date.


           SELLER:        FRANKLIN RESOURCES, INC., a Delaware corporation


                          By: /s/ Harmon E. Burns
                              ====================
                          Name:  HARMON E. BURNS
                          Title: Vice Chairman



                          /s/ David R. Word
                          =====================================================
                          David R. Word, on behalf of himself and as
                          attorney-in-fact for Peter A. Nossardi, Jill M. Benitez, Howard E. Wolf, John J. Hamilton, The Board of Trustees of the Leland Stanford Junior University, and The San Francisco Museum of Modern Art


                          /s/ William Wilson, III
                          =====================================================
                          William Wilson III, on behalf of himself and as attorney-in-fact for Peter A. Nossardi, Jill M. Benitez, Howard E. Wolf, John J. Hamilton, The Board of Trustees of the Leland Stanford Junior University, and The San Francisco Museum of Modern Art


           BUYER:         KEYNOTE SYSTEMS, INC., a California corporation

                          By: /s/ John J. Flavio
                              ===========================================
                          Name:  John J. Flavio
                          Title: Vice President and CFO


                          By:____________________________________________
                          Name:__________________________________________
                          Title:_________________________________________


NOTE:  ALL PARTIES MUST INITIAL THE AGREEMENT AT SECTION 3.

                                    EXHIBIT A

                             DESCRIPTION OF THE LAND

PARCEL I:

Parcel "C" as shown on that certain map entitled "MARINERS ISLAND UNIT NO. 4, BEING A SUBDIVISION OF LOTS 2 & 3 BLOCK 4 AND LOT 1 BLOCK 5, MARINERS ISLAND UNIT NO. 2 RECORDED IN VOLUME 64 OF MAPS AT PAGES 31 TO 35 INCLUSIVE, LOTS 1, 2, 3 & 4, BLOCK 1 MARINERS ISLAND UNIT NO. 3, RECORDED IN VOLUME 67 OF MAPS AT PAGES 19 TO 27 INCLUSIVE, AND ADJOINING ACREAGE BEING A PORTION OF LANDS DESCRIBED IN GRANT DEED RECORDED ON MARCH 30, 1977 IN BOOK 7424 AT PAGE 182, SAN MATEO COUNTY RECORDS, CITY OF SAN MATEO, SAN MATEO COUNTY, CALIF.", filed in the office of the County Recorder of San Mateo County, State of California, on April 4, 1979 in Book 99 of Maps at page(s) 35 to 38 inclusive.

PARCEL II:

A NON-EXCLUSIVE EASEMENT for employee, invitees and customer traffic for the purpose only of ingress and egress to and from Parcel C as shown on that map (the "Final Map") recorded April 4, 1979 in Volume 99 of Maps at pages 35, 36, 37 and 38 in the Official Records of the County of San Mateo, California; over and across a strip of land not exceeding at any point a width of 44 feet as more particularly described on the Final Map as the "44' access easement".

Said easement is appurtenant to Parcel I above and was created by reservation in Deed recorded April 6, 1979 in Reel 7836 of Official Records at page 443, (File No. 92543-AN), Records of San Mateo County, California and by dedication on Certificate Sheet of the subdivision map of Mariners Island Unit No. 4 hereinabove referred to.

                                    EXHIBIT B



                           TANGIBLE PERSONAL PROPERTY



  To be prepared by Seller and delivered to Buyer at least 5 days prior to the expiration of the Due Diligence Period.

                                    EXHIBIT C


                           TENANT ESTOPPEL CERTIFICATE


TO:   KEYNOTE SYSTEMS, INC.
      ____________________
      ____________________
      ____________________



      Re:  Suite ____________, _________________,_________________ (the
"Premises")

      This estoppel certificate is delivered by the undersigned ("Tenant") to Keynote Systems, Inc., a California corporation ("Buyer") in connection with its contemplated purchase of certain real property commonly known as 777 Mariners Island Boulevard in San Mateo, California (the "Property") from the Mariners Island Co-Tenancy ("Landlord"). Tenant hereby certifies the following information on which Buyer may rely in connection with its purchase of the Property and Lender may rely in connection with its making a loan secured by the
Property:

      1. The undersigned is the tenant in possession of the Premises under a written lease with Landlord, dated _________________, 19__, [as amended by ________________], which lease [as amended] (the "Lease") is in full force and effect and each provision of which is binding on Tenant in accordance with its terms. The Lease has not been modified or amended, except as specifically set forth above, and contains the entire understanding and agreement between Tenant and Landlord concerning the Premises. A true, complete and accurate copy of the Lease is attached hereto as Exhibit A.

      2. The Premises consist of approximately ___________ rentable square feet of office space.

      3.   The term of the Lease commenced on _____________ and terminates on
____________.

      4. Current monthly base rent under the Lease is _______. Base rent has been paid through the period ending ________. Tenant has not paid more than one month of base rent in advance. As of the date hereof, Tenant has no existing right to free rent, partial rent, rent rebate, credit for improvements, rent abatement, or other rental concessions or any right to payments from Landlord to Tenant except as follows:_______________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

      5. Tenant has not assigned its rights under the Lease or sublet any portion of the Premises.

      6. There are no actions, whether voluntary or otherwise, pending against Tenant under any insolvency, bankruptcy or other debtor relief laws of the United States or of any state.

      7. All insurance required of Tenant under the Lease has been obtained by Tenant and all premiums have been paid.

      The statements made herein shall be binding upon us, our successors and assigns, and shall inure to your benefit and the benefit of your successors and assigns. The officers executing this letter have been duly empowered to do so on behalf of the undersigned.

      Each of you may consider this certificate and the information contained herein accurate as of any date that is within 60 days after the date hereof set forth below, except to the extent we notify you in writing at your address set forth above of changes to the within-described information.

      Dated: ____________________
                                    Very truly yours,

                                    By:__________________________________
                                    Name:________________________________
                                    Its:_________________________________

                                    EXHIBIT D


                                  BILL OF SALE


           THIS  BILL  OF  SALE  is   executed  as  of  the   ________   day  of
_______________,  19__  by , a  ("Seller")  in  favor  of  _________________,  a
___________________ ("Buyer").

                                    RECITALS

      A. Reference is made to certain real property and the improvements thereon commonly known as __________________ and located at ______________________, which real property is more thoroughly described in attached SCHEDULE I (the "Property"). Concurrently herewith, Seller is selling to Buyer and Buyer is purchasing from Seller all of Seller's interest in the Property.

      B. In connection with the sale of the Property to Buyer, Seller desires to transfer to Buyer all of Seller's interest in the personal property owned by Seller and used in connection with the operation of the Property.

      IN CONSIDERATION OF THE FOREGOING, and for other good and valuable consideration, Seller agrees as follows:

      Seller hereby grants, transfers and conveys to Buyer all of Seller's interest in all of the tangible personal property identified on SCHEDULE II, attached hereto.

      Seller hereby agrees to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Bill of Sale.

      IN WITNESS WHEREOF, Seller has executed this Bill of Sale this _____ day of __________ 2000.
                          _______________________, a _________________________
                          By: _____________________________
                          Name: ___________________________
                          Title: __________________________

                           SCHEDULE I TO BILL OF SALE


                           Description of the Property

                           SCHEDULE II TO BILL OF SALE


                        Itemization of Personal Property

           [Same as Exhibit B to the Purchase Agreement]

                                    EXHIBIT E


                              ASSIGNMENT OF LEASES


      THIS ASSIGNMENT OF LEASES is executed as of the _____ day of __________, 19__, between ____________________, a ____________________ ("Assignor") and
________________, a __________________ ("Assignee").

                                    RECITALS

      A. Reference is made to certain real property and the improvements thereon commonly known as ______________ and located at _______________, which real property is more thoroughly described in attached SCHEDULE I (the "Property"). Concurrently herewith, Assignor is selling to Assignee all of Seller's interest in the Property.

      B. In connection with the sale of the Property to Assignee, Assignor desires to assign to Assignee all of Assignor's interest as lessor under all leases and occupancy agreements existing with respect to space in the Property, which leases and occupancy agreements are listed in attached Schedule II (the "Leases").

      IN CONSIDERATION of the foregoing, the parties hereto agree as follows:

      1. Assignor hereby grants, conveys, assigns and transfers to Assignee all of Assignor's rights, title and interest in the Leases.

      2. Concurrently herewith, Assignor has assigned and delivered to Assignee the security deposits listed on Schedule II hereto.

      3. Assignee hereby assumes Assignor's obligations under the Leases arising from and after the date hereof and acknowledges receipt of the security deposits on Schedule II.

      4. In the event any dispute between the parties hereto should result in litigation or arbitration, the prevailing party shall be reimbursed for all reasonable costs in connection therewith, including, but not limited to, reasonable attorneys' fees and defense costs.

      5. The terms of this Assignment of Leases shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

      6. The parties hereby agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Assignment of Leases.

           IN WITNESS WHEREOF, the parties have executed this Assignment of Leases as of the date and year first above written.

Assignor:                           Assignee:
_________________________           _________________________
_________________________           _________________________



By: _____________________           By: _____________________
Name:____________________           Name:____________________
Title:___________________           Title:___________________

                SCHEDULE I TO ASSIGNMENT OF LEASES


                           Description of the Property

                SCHEDULE II TO ASSIGNMENT OF LEASES


               List of Leases and Security Deposits

                                    EXHIBIT F


                                   ASSIGNMENT


      THIS ASSIGNMENT is executed as of the _____ day of __________, 2000, between ____________________, a _____________________ ("Assignor") and
__________________, a _____________________ ("Assignee").

                                    RECITALS

      A. Reference is made to certain real property and the improvements thereon commonly known as __________________ and located at ________________, which real property is more thoroughly described in attached SCHEDULE I (the "Property"). Concurrently herewith, Assignor is selling to Assignee all of Seller's interest in the Property pursuant to the terms of that certain Purchase Agreement, dated
April ___, 2000,  by  and  between   Assignor  and  Assignee  (the  "Purchase
Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

      B. In connection with the sale of the Property to Assignee, Assignor desires to assign to Assignee all of Assignor's interest in the service, utility, management, maintenance and other contracts or agreements listed in attached SCHEDULE II ("Service Contracts").

      C. In addition, Assignor desires to assign to Assignee, to the extent assignable, Assignor's interest in the Approvals, Plans, Reports and Warranties;

      IN CONSIDERATION of and incorporating the foregoing Recitals, the parties hereto agree as follows:

           1. Assignor hereby assigns, grants, conveys and transfers to Assignee all of Assignor's rights, title and interest in the Service Contracts. In addition, to the extent assignable, Assignor hereby assigns, grants, conveys and transfers to Assignee all of Assignor's rights, title and interest in the Approvals, Plans, Reports and Warranties.

           2. Assignee hereby assumes Assignor's obligations under the Service Contracts, Approvals, Plans, Reports and Warranties arising from and after the date hereof.

           3. In the event any dispute between the parties hereto should result in litigation or arbitration, the prevailing party shall be reimbursed for all reasonable costs in connection therewith, including, but not limited to, reasonable attorneys' fees and defense costs.

           4. The terms of this Assignment shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

           5. The parties hereby agree to execute such other documents and perform such other acts as may be necessary or desirable to carry out the purposes of this Assignment.

           IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first above written.

Assignor:                           Assignee:
_________________________           __________________________
_________________________           __________________________



By: _____________________           By:_______________________
Name:____________________           Name:_____________________
Title:___________________           Title:____________________

         SCHEDULE I TO THE ASSIGNMENT OF SERVICE CONTRACTS


                           Description of the Property

        SCHEDULE II TO THE ASSIGNMENT OF SERVICE CONTRACTS


                            List of Service Contracts

                                    EXHIBIT G

                             NON-FOREIGN CERTIFICATE

      Section 1445 of the Internal Revenue Code provides that a buyer of a U.S. real property interest must withhold tax if the seller is a foreign person. To inform _______________, a ______________ (the "Buyer"), that withholding tax is not required upon the disposition of a U.S. real property interest by ____________________, a ____________________(the "Seller"), the undersigned hereby certifies the following on behalf of Seller:

           1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

           2.   Seller's U.S. employer identification number is _______________;
and

           3.   Seller's office address is _____________________________________
_______________________________________________________________________________.

      I, ___________________________________, understand that this certification may be disclosed to the Internal Revenue Service by the Buyer and that any false statement I have made here could be punished by fine, imprisonment or both.

      Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated: _________________, 19__

                                    By:___________________________________
                                          (Individual Signatory)

                                    Name:_________________________________
                                    Title:________________________________
                                          Authorized Representative for Seller

                                    EXHIBIT H


                                NOTICE TO TENANT


(TENANT'S NAME AND ADDRESS)
_______________________________
_______________________________
_______________________________


      Re: Purchase of the building known as ________________________ and located at_______________________________ ("Property"), by
           ______________________, a __________________________ ("New Owner")

Dear Sir or Madam:

      We hereby notify you that we have sold the Property, in which you are a tenant, and assigned your lease to New Owner, effective as of _____________ . New Owner will be your landlord effective immediately.

      Prior to such sale, we were holding a security deposit from you under your lease in the amount of $_____________, which amount has been transferred to New Owner.

      From this date forward you are authorized and directed to make any payment due to the landlord under your lease to New Owner, which should be delivered to its managing agent, _______________________, at the following address:
_____________________________.  Your checks should be made payable to New Owner.

      New Owner and _________________________ are looking forward to working with you.


                                    Seller: _________________________

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________
                                    Date:____________________________

                                   EXHIBIT I

                                     LEASES

                       DOCUMENT              DOCUMENT
TENANT                 TYPE                  DATE           LESSOR                 LESSEE

Franklin Resources
                       Lease                 11/30/84       Mariner Partners       Franklin Resources, Inc.
                       First Amendment       1/21/86        Mariner Partners       Franklin Resources, Inc
                       Second Amendment      8/25/86        Mariner Partners       Franklin Resources, Inc
                       Third Amendment       12/29/86       Mariner Partners       Franklin Resources, Inc
                       Fourth Amendment      7/1/87         Mariner Partners       Franklin Resources, Inc
                       Fifth Amendment       7/27/87        Mariner Partners       Franklin Resources, Inc
                       Sixth Amendment       4/15/89        Mariner Partners       Franklin Resources, Inc
                       Seventh Amendment     5/28/93        Mariner Partners       Franklin Resources, Inc
                       Eighth Amendment      2/26/96        Mariner Partners       Franklin Resources, Inc
                       Ninth Amendment       11/27/96       Mariner Partners       Franklin Resources, Inc
                       Tenth Amendment       8/19/98        Mariner Partners       Franklin Resources, Inc


Hanson, Norris & Rossi
                       Lease                 11/11/85       Mariner Partners       Hanson & Norris
                       Extension of Lease    4/1/91         Mariner Partners       Hanson, Norris & Rossi
                       Second Amendment      1/19/96        Mariner Partners       Hanson, Norris & Rossi

Wall Street Cafe
                       Lease                 2/11/87        Mariner Partners       Executive Suite
                       Consent to Assignment 9/16/88        Mariner Partners       Executive Suite
                                                            (assigned to Tony, Juliette and Robert Bazlamit)

                       First Amendendment    3/21/97        Mariner Partners       Tony, Juliette and Robert
                                                                                       Bazlamit, dba Wall
                                                                                       Street Cafe
